SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             OHIO VALLEY BANC CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
    of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        --------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

        --------------------------------
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________

     (4) Date Filed:__________________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                            Wednesday, April 12, 2000



TO OUR SHAREHOLDERS:

We take pleasure in inviting you to our Annual Meeting of Shareholders, which will be held on Wednesday, April 12, 2000, at 5:00 p.m., Eastern Daylight Time, at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio.

The Annual Meeting will be held for the purpose of electing Directors and transacting such other business as may properly be brought before it. At the meeting, we shall also report to you on our operations during the past year and plans for the future.

The close of business on March 15, 2000, has been fixed as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment thereof.

The formal notice of Annual Meeting, the Proxy Statement and a proxy card are enclosed. After reading the Proxy Statement, will you please promptly fill in, sign and return to us the enclosed proxy card, to insure that your shares will be represented.

Last year, more than 78% of the Company's shares were represented in person or by proxy at the Annual Meeting. The Company appreciates this interest on your part.

We hope to see many of you in person at the Annual Meeting. There will be a social hour beginning at 4:00 p.m. Hors D'oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and Directors of your Company. We urge you to fill in, sign and return your proxy card in the envelope provided.

Sincerely,



James L. Dailey                    Jeffrey E. Smith
Chairman and                       President, Chief Operating
Chief Executive Officer            Officer and Treasurer


Dated:  March 22, 2000

                             OHIO VALLEY BANC CORP.

                                  P.O. BOX 240

                             GALLIPOLIS, OHIO 45631


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                Gallipolis, Ohio
                                                                  March 22, 2000

To the Shareholders of
Ohio Valley Banc Corp.

         Notice is hereby given that the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 12th day of April, 2000, at 5:00 p.m., Eastern Daylight Time, for the following purposes:

         1. To elect three Directors of the Company to serve for three-year terms until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Holders of Common Shares of the Company of record at the close of business on March 15, 2000, will be entitled to vote at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer



                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                                                                  March 22, 2000

                                 PROXY STATEMENT

         This Proxy Statement is first being mailed on or about March 22, 2000, to all shareholders of record at the close of business on March 15, 2000, regarding the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 12, 2000, at 5:00 p.m., Eastern Daylight Time (the "Annual Meeting").

         The accompanying proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Although the solicitation of proxies will be made primarily by mail, proxies may also be solicited by some of the Company's Directors, officers, and regular employees who may communicate with shareholders personally and by mail, telephone, or telegram to request the return of the proxies.

         The Annual Report of the Company for the fiscal year ended December 31, 1999, including financial statements, is enclosed with this Proxy Statement.


Voting Securities and Principal Holders Thereof

         Only shareholders of record at the close of business on March 15, 2000, are entitled to vote at the Annual Meeting. As of February 10, 2000, the Company had 3,542,987 outstanding common shares, without par value ("Common Shares"). Additional Common Shares, which are currently authorized but not issued, may be issued by the Company prior to March 15, 2000 for a variety of purposes, including an issue pursuant to the voluntary purchase provisions of the Company's Dividend Reinvestment Plan. These additional Common Shares which may be issued after February 10, 2000, but prior to March 15, 2000, are entitled to the same voting rights as referenced above.

         The following table indicates the only holder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Shares of the Company.

                             No. of Common Shares and                Percent of
Name and Address            Nature of Beneficial Ownership            Class (1)
----------------            ------------------------------            ---------

Morris E. Haskins
1 Vine Street
Gallipolis, Ohio  45631               251,762 (2)                       7.11%

(1) The percent of class is based upon 3,542,987 Common Shares outstanding as of February 10, 2000.

(2) Based on information contained in a schedule 13G filing with the Securities and Exchange Commission, dated February 17, 2000, Morris E. Haskins beneficially owns 251,762 Common Shares. That filing shows Mr. Haskins has sole voting power over 251,762 Common Shares.

         The following table indicates, as of February 10, 2000, the number and percentage of outstanding Common Shares of the Company beneficially owned by each Director of the Company, by each nominee for election to the Board of Directors, and by all Directors and Executive Officers of the Company as a group.

                             No. of Common Shares and                Percent of
Name and Address            Nature of Beneficial Ownership*            Class
----------------            -------------------------------            -----

James L. Dailey**                      29,368                          .83%
445 Third Avenue
Gallipolis, Ohio 45631

Jeffrey E. Smith**                     13,696                          .39%
20 Cedar Street
Gallipolis, Ohio 45631

Phil A. Bowman                         29,187                          .82%
20 Robin Hill
Jackson, OH  45640

W. Lowell Call                         14,528                          .41%
399 Maple Drive
Gallipolis, Ohio 45631

Robert H. Eastman                      55,653                         1.57%
4551 State Route 588
Gallipolis, Ohio 45631

Merrill L. Evans                       50,001                         1.41%
2362 East Bethel Church Road
Gallipolis, Ohio 45631

Warren F. Sheets                      134,647                         3.80%
120 First Avenue
Gallipolis, Ohio 45631

Lannes C. Williamson                      544                          .02%
2764 U S 35 South
Southside, West Virginia  25187

Thomas E. Wiseman                       9,499                          .27%
619 Fourth Avenue
Gallipolis, Ohio 45631


All Directors and Executive           347,803                         9.82%
Officers as a Group
(12 persons)

* Included are Common Shares owned by each Director, each nominee, each Executive Officer and, in certain instances, by his spouse and minor children. Also included in the Common Shares listed for Messrs. Dailey and Smith are Common Shares allocated to each individual in the Company's Employee Stock Ownership Plan.

**       Executive Officer of the Company and/or Bank.



PROXY ITEM 1:        ELECTION OF DIRECTORS

         The Company's Board of Directors consists of nine (9) members divided into three (3) classes. The terms of office of three (3) Directors of one (1) class expire at the Annual Meeting. Directors elected at the Annual Meeting shall serve a three (3) year term until the 2003 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The enclosed proxy, if properly executed and returned without voting instructions, will be voted for the three (3) nominees listed below. The Board of Directors of the Bank has followed a policy that a Director of the Bank shall retire at the Annual Meeting of Shareholders following the calendar year in which the Director attains the age of 70. The policy does not apply to any member of the Board of the Bank who was a member of the Board on December 2, 1980, the date of the adoption of this policy, except for Merrill Evans, who has specifically requested that this policy apply to his tenure on the Board of the Bank. In observance of this policy, a Director of the Company will not stand for re-election as a Director of the Company following the completion of the term during which he attains the age of 70.

         Article Two of the Company's Code of Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be delivered or mailed to the President of the Company not less than 14 days, nor more than 50 days, prior to any meeting of shareholders called for the election of Directors. Such notification must contain the following information:

         a.  name and address of each proposed nominee;
         b.  principal occupation of each proposed nominee;
         c. total number of shares of capital stock of the Company that will be voted for each proposed nominee;
         d.  name and residence address of the notifying shareholder; and
         e. number of shares of capital stock of the Company owned by the notifying shareholder.

As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

         The table below sets forth certain information as to each nominee for election as Director and each Director who will continue to serve after the Annual Meeting.

         If for any reason, any nominee named below should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee in the discretion of those persons designated by the Board to serve as proxies. The Company's Management has no reason to believe that any nominee will be unavailable. The nominees receiving the greatest number of votes will be elected. Common Shares as to which the authority to vote is withheld will not be counted toward the election of Directors or toward the election of the individual nominees specified on the form of proxy.


                                                                        Director
                                                              Director   of the
                                                               of the    Company
Name                     Age     Principal Occupation*       Bank Since   Since
----                     ---     ---------------------       ----------   -----


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2003

Merrill L. Evans         67   Developer, Farmer and              1979      1992
                              President, Evans
                              Enterprises, Inc.

Lannes C. Williamson**   55   President,                         1997      2000
                              L. Williamson Pallets, Inc.


Thomas E. Wiseman***     41   President,                         1992      1992
                              The Wiseman Agency, Inc.




                      DIRECTORS WITH TERMS EXPIRING IN 2001

Jeffrey E. Smith         50   President and                      1986      1992
                              Chief Operating Officer of
                              the Company and the
                              Bank, Treasurer
                              of the Company

Robert H. Eastman***     59   President of Ohio                  1986      1992
                              Valley Supermarkets, Inc.

Warren F. Sheets         75   Attorney, Warren F.                1974      1992
                              Sheets Co., LPA

                      DIRECTORS WITH TERMS EXPIRING IN 2002

James L. Dailey          65   Chairman and Chief                 1970      1992
                              Executive Officer
                              of the Company and the
                              Bank

Phil A. Bowman           54   Mining Consultant and              1997      1999
                              Developer

W. Lowell Call**/***     63   Vice President, Sausage            1986      1992
                              Production, Bob Evans
                              Farms, Inc.





* Each of the Directors has held the respective position with the Company or the other companies listed for a period of at least five years.

** Member of the Examination and Audit Committee of the Bank. The Committee is charged by Ohio law with responsibility for the Bank's audit. The Committee met twelve (12) times during 1999. The Bank's annual audit is reviewed by the entire Board of Directors. Neither the Board of the Company nor the Bank has a standing Nominating Committee, or a committee performing similar functions.

*** Member of the Compensation Committee of the Company. The Compensation Committee establishes the compensation of Executive Officers of the Bank. This Committee met five (5) times during 1999.

         During the past year,  the Board of  Directors  of the Company met nine
(9) times, and the Board of the Bank met thirteen (13) times. Each of the Directors attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Boards on which he served during the year.

Remuneration of Executive Officers

         The following table shows, for the three fiscal years ended December 31, 1999, compensation paid by the Company for services in all capacities to the following Executive Officers of the Company who earned salary and bonus in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
--------------------------------------------------------------------------------
Name and Principal         Year    Salary(1)   Bonus(2)   All Other Compensation
Position                           ($)         ($)        ($)
--------------------------------------------------------------------------------

James L. Dailey            1999    $100,244    $ 93,819    $ 11,297(3)
Chairman and               1998      95,638     104,592      11,627
Chief Executive            1997      91,249     100,367      14,620
Officer of the
Company and
the Bank

Jeffrey E. Smith           1999    $ 94,572    $ 87,028    $ 10,528(4)
President and              1998      83,054      96,992      10,988
Chief Operating            1997      73,345      92,612      14,044
Officer of the
Company and the
Bank, and Treasurer
of the Company

(1) "Salary" includes Director's fees received by Messrs. Dailey and Smith in the amount of $2,400 per year during each of 1999, 1998 and 1997 fiscal years.

(2) "Bonus" includes Director's Bonus received by Messrs. Dailey and Smith during each of 1999, 1998 and 1997 fiscal years in the amounts of $14,499, $15,933 and $15,320, respectively. Messrs. Dailey and Smith have chosen to defer a portion of their bonus under the Company's deferred compensation plan for Directors and Executive Officers implemented in 1996.

(3) Includes $2,025 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Profit Sharing Plan; $1,606 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Banc Corp. Profit Sharing Plan; $6,568 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Employee Stock Ownership Plan; and $1,098 premium paid by the Company for a life insurance policy on the life of Mr. Dailey, pursuant to the terms of the Company's group life insurance contracts.

(4) Includes $2,025 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Profit Sharing Plan; $1,606 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Banc Corp. Profit Sharing Plan; $6,568 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Employee Stock Ownership Plan and $329 of premium paid by the Company for a life insurance policy on the life of Mr. Smith, pursuant to the terms of the Company's group life insurance contracts.

Compensation of Directors

         No member of the Board of Directors of the Company received remuneration in 1999 for his services as such. All of the Directors of the Company serve as Directors of the Bank. In 1999, 1998 and 1997, each individual who was not a salaried officer of the Bank received $300 per month for his service as a member of the Board of Directors of the Bank. Directors who were employees of a subsidiary of the Company received $200 per month for their services. The Bank Board met thirteen (13) times in 1999. In addition, it is the practice of the Bank to pay a bonus to its Directors based upon the performance of the Bank. In 1999, each active Director of the Bank received a bonus of $14,499. For 1998, each Director of the Bank received a bonus of $15,933. For 1997, each Director of the Bank received a bonus of $15,320. The bonus figures were pro-rated for time served for new Directors of the Bank and specifically includes amounts participating Directors may have chosen to defer under the Company's deferred compensation plan for Directors and Executive Officers implemented in 1996. Each active member of the Executive Committee received an additional $37,453 in 1999, $39,229 in 1998 and $38,597 in 1997 for their service as members of the Executive Committee of the Board of Directors of the Bank, which met fifty-two (52) times in 1999, fifty-two (52) times in 1998 and forty-nine (49) times in 1997. This figure was pro-rated for time served for new members. Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee. The Company maintains a life insurance policy with a death benefit of two times annual Director fees reduced by 35% at age 65 and reduced by 50% at age 70.

         In December 1996, life insurance contracts were purchased by the Company. The Company is the owner of the contracts. One of the purposes of these contracts was to replace a current group life insurance program for Executive Officers and implement a deferred compensation plan for Directors and Executive Officers in 1996. Participants in the deferred compensation plan are eligible to receive distribution of their contributions, plus accrued interest earned at no greater than market rate on reinvestment of the contributions, upon reaching age 70, provided that, if a participant dies before reaching age 70 and the participant qualifies, distribution will be made to the participant's designated beneficiary in an amount equal to what the Director would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan. The cost of providing the benefits to the participants will be offset by the earnings on the life insurance contracts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

This Report and the graph set forth on page 11 shall not be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings.

         Decision-Making Process. The Executive Officers of the Company receive no compensation from the Company. Instead, they are paid by the Bank for services rendered in their capacity as Executive Officers of the Company and the Bank. On April 7, 1999, the Board of Directors of the Company re-elected the following non-employee Directors to the Compensation Committee:

                           Thomas E. Wiseman, Chairman
                           W. Lowell Call
                           Robert H.  Eastman

         In 1993, the Bank engaged Crowe, Chizek and Company LLP, the Company's and the Bank's independent auditors, to construct a comprehensive wage and salary administration plan for the Bank to be used for all its employees.

         The Compensation Committee conducted the same written comprehensive performance appraisal on James L. Dailey and Jeffrey E. Smith that was conducted on all other employees of the Bank, evaluating their ability to achieve or exceed the expected requirements of their respective jobs based on their specific job content questionnaires. From this appraisal, a performance rating on each individual was developed. The Compensation Committee met with Messrs. Dailey and Smith five (5) times during 1999 to review their performance and the goals established for each.

         In 1993 and again in 1996, a marketplace range was developed by Crowe, Chizek and Company LLP for all jobs at the Bank including those of Messrs. Dailey and Smith. These ranges were revised in 1999 using the Crowe Chizek Bank Compensation Survey and the 1999 Ohio Bankers Association Compensation Survey. The performance rating of Messrs. Dailey and Smith and their position in the marketplace range were used to determine their respective bonuses for 1999, 1998 and 1997 and their 2000, 1999 and 1998 salaries. Messrs. Dailey and Smith received salary increases in 1999, as indicated in the Summary Compensation Table on page 7 of this Proxy Statement.

         Philosophy and CEO Compensation. The compensation philosophy of the Company and the Bank is that compensation of its Executive Officers and others should be directly and materially linked to corporate operating performance. To achieve this correlation, executive compensation is heavily weighted toward bonuses paid on the basis of corporate performance. It is a historical fact, therefore, that in years when the Bank has performed well, its officers have received greater compensation and in less profitable years, the officers' pay has been negatively impacted to a substantial degree. The cash compensation program for Executive Officers consists of two elements, a base salary component and a bonus component. The bonus component consists of two bonus pools, one for all Directors and one for all officers and employees. An Executive Officer, if a Director, may be eligible to participate in the Directors' pool as well as the officers' pool.

         The objectives of the bonus component are to (i) motivate Executive Officers and all others and to reward such persons for the accomplishment of annual objectives of the Company and the Bank, (ii) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and (iii) provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality.

         The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation Committee when determining 1999 compensation for James L. Dailey, Chairman and Chief Executive Officer, and Jeffrey E. Smith, President, Chief Operating Officer, of the Company and the Bank. The Compensation Committee believes that the compensation earned by Messrs. Dailey and Smith in 1999 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed. Mr. Dailey and Mr. Smith ranked in the middle one-third of the total compensation marketplace range for their respective grades.

Submitted by:
Compensation Committee Members

Thomas E. Wiseman, Chairman
W. Lowell Call
Robert H. Eastman


Other Transactions with Management

         The Company through its subsidiary, the Bank, has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal stockholders of the Company and entities with which they are associated. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral on loans and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Management of the Company, each such loan and commitment to loan did not involve more than a normal risk of uncollectibility or present other unfavorable features. The aggregate amount of loans to officers and Directors of the Company, entities in which such officers and Directors have an interest, and affiliates and other associates of officers and Directors was $12,509,636 at December 31, 1999. As of the date hereof, all of such loans were performing loans.

Performance Graph

         The following graph sets forth a comparison of five year cumulative total returns among the Company's Common Shares (indicated "OVB" on the Performance Graph), the S & P 500 Index, the Keefe, Bruyette & Woods, Inc. KBW 50 Index-Midwest (the "KBW-Midwest Index") (indicated "KBW Midwest" on the Performance Graph), and SNL Securities SNL $500M-$1B Bank Asset-Size Index (indicated "SNL $500M-$1B" on the Performance Graph) for the fiscal years indicated. Keefe, Bruyette & Woods, Inc. announced in January 2000 that due to "...dramatic consolidation...in the industry..." the firm would no longer publish the "KBW 50 Index-Midwest". Consequently, the Company has chosen the SNL index referenced above to replace the KBW index beginning in fiscal year 2000 and is including the SNL index in this Transitional Performance Graph. Information reflected on the graph assumes an investment of $100 on December 31, 1994 in each of the Common Shares, the S & P 500 Index, the KBW-Midwest Index, and the SNL $500M-$1B Bank Asset Size Index. Cumulative total return assumes reinvestment of dividends. The KBW-Midwest Index represents stock price performance of thirteen (13) of the nation's largest banks or bank holding companies located in the midwest region of the United States, as selected by Keefe, Bruyette & Woods, Inc. The Company is not one of the thirteen (13) companies included in the KBW-Midwest Index. The SNL $500M-$1B Bank Index represents stock performance of eighty-three (83) of the nation's banks located throughout the United States with total assets between $500 Million and $1 Billion as selected by SNL Securities of Charlottesville, Virginia. The Company is included as one of the 83 banks in the SNL Index.


                             INDEX OF TOTAL RETURNS
                     S&P 500, KBW MIDWEST, SNL $500M-$1B OVB
                                   1994-1999

                 Q4 94     Q4 95     Q4 96     Q4 97     Q4 98     Q4 99
                 -----     -----     -----     -----     -----     -----

S&P 500          $100      $138      $169      $226      $290      $351

KBW MIDWEST      $100      $152      $207      $308      $338      $261

SNL $500M-$1B    $100      $133      $166      $270      $265      $246

OVB              $100      $123      $155      $219      $379      $390

Information Concerning Independent Certified Public Accountant

         Crowe, Chizek and Company LLP, which has served as independent auditors for the Company since 1992, has been selected by management to serve in that capacity for the 2000 fiscal year. Representatives of Crowe, Chizek and Company LLP are expected to be in attendance at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In connection with its annual audit services, Crowe, Chizek and Company LLP examined the Company's annual financial statements, performed the annual Directors' examination and reviewed annual report filings with the Federal Deposit Insurance Corporation.

         In addition to its annual audit function, Crowe, Chizek and Company LLP provided other professional services consisting principally of the preparation and review of the corporate federal income tax return for the Company. The Board of Directors has approved each professional service provided by Crowe, Chizek and Company LLP during the last year. As a part of this approval process, the Board of Directors considers whether the performance of each professional service would impair the independence of Crowe, Chizek and Company LLP as auditors for the Company.

Annual Report - Form 10-K

         The Company will provide without charge to any shareholder of record on March 15, 2000, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including Financial Statements and
Schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 1999. Such written request should be directed to Charles C. Lanham, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-740-446-2631.

Proxy Statement Proposals

         Each year, the Board of Directors submits its nominations for election of Directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the 2000 Annual Meeting, presently scheduled for April 11, 2001, must be received by the Company on or before November 23, 2000. If a shareholder intends to present a proposal at the 2001 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 25, 2001, or the Company's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.

Reports to be Presented at the Meeting

         There will be presented at the meeting the Company's Annual Report for the year ended December 31, 1999, containing financial statements for such year and the signed opinion of Crowe, Chizek and Company LLP, independent certified public accountant, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material, and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Report.

Other Matters

         The only business which Management intends to present at the Annual Meeting consists of the matters set forth in this Proxy Statement. Management knows of no other matters to be brought before the Annual Meeting by any other person or group.

         If any other matters should properly come before the Annual Meeting, the proxy holders will vote thereon in their discretion.

         All duly executed proxies received will be voted.

         You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person or to change or withdraw your vote, you may revoke your proxy either by written notice to the Company, to the attention of James L. Dailey, Chairman, or in person at the Annual Meeting (without affecting any vote previously taken).


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                                             /s/James L. Dailey
                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer


                                                            /s/Jeffrey E. Smith
                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

PROXY
                             OHIO VALLEY BANC CORP.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned hereby appoints James L. Dailey, Jeffrey E. Smith, and Charles C. Lanham, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ohio Valley Banc Corp., to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 12, 2000 at 5:00 p.m., Eastern Daylight Time, and at any adjournment(s) thereof, for the following purposes:

 1. ELECTION OF DIRECTORS:
    [ ] FOR all nominees listed below.    [ ] WITHHOLD AUTHORITY to vote for all
        (except as marked to the contrary)    nominees listed below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Merrill L. Evans              Lannes C.Williamson              Thomas E. Wiseman

 2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof; with all powers the undersigned would possess if personally present, giving unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof.

      A majority of said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting (or if only one should be present and act, then that one) shall have and exercise all the powers of said attorneys and proxies hereunder.

      UNLESS   INSTRUCTIONS  TO  THE  CONTRARY  ARE  GIVEN,  THE  COMMON  SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NAMED AS NOMINEES IN THE ACCOMPANYING PROXY STATEMENT.


          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)



      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 22, 2000, and the Proxy Statement furnished therewith. Any proxy heretofore given to vote the Common Shares covered herein is hereby revoked.


                       NOTE: Please fill in, sign, and return this proxy in the enclosed envelope. When signing as Attorney,
                              Executor, Administrator, Trustee, or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint Owners should sign individually.


                       Date
                              -------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------


                              Shareholder sign name here exactly as it is stenciled hereon.